UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2019

COLORSTARS GROUP

(Exact name of registrant as specified in its charter)

NEVADA	000-54107	06-1766282
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

10F, No. 566 Jung Jeng Rd. Sindian City,
New Taipei City 231, Taiwan, R.O.C

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 336-6161

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 18, 2019, the Board of Directors of ColorStars Group (the “Company”) appointed Mr. Wilson Chen as Chairman of the Board of Directors, President and Chief Executive Officer of the Company to fill the vacancies created by the simultaneous resignation of Mr. Wei-Rur Chen from such positions. The resignations of Mr. Wei-Rur Chen from such positions were not the result of any disagreements with the Company, and Mr. Wei-Rur Chen remains on the Board of Directors of the Company and the Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORSTARS GROUP

Date: November 25, 2019	By:	/s/ Wilson Chen
Wilson Chen Chief Executive Officer